Exhibit 24

POWER OF ATTORNEY


	KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes C. WILLIAM CARMEAN his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a registration statement on Form S-8 of Millennium Chemicals Inc. with respect to THE MILLENNIUM CHEMICALS INC. SALARY AND BONUS DEFERRAL PLAN to sign and file any other documents in connection therewith, including amendments thereto, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

	IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 12th day of December 2003.


/s/  Worley H. Clark, Jr.                     /s/ Robert E. Lee
------------------------                      -----------------
Worley H. Clark, Jr.                           Robert E. Lee


/s/ John E. Lushefski                         /s/ Baker
---------------------                         -----------
John E. Lushefski                              Lord Baker


/s/ Mary K. Bush	                      /s/ Irvin F. Diamond
----------------                              --------------------
Mary K. Bush		                       Irvin F. Diamond


/s/ Glenarthur                                /s/ David J.P. Meachin
---------------                               ----------------------
Lord Glenarthur                               David J.P. Meachin


/s/ Daniel S. Van Riper
-----------------------
Daniel S. Van Riper